VERTEX ENERGY, INC. 8-K

Exhibit 99.1

Vertex Energy Announces First Quarter 2023 Results

HOUSTON, TX / BUSINESSWIRE / May 9, 2023 / Vertex Energy, Inc. (NASDAQ:VTNR) (“Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today announced its financial results for the first quarter ended March 31, 2023.

The Company will host a conference call to discuss first quarter 2023 results today at 8:30 A.M. Eastern Time, details are included at the end of this release.

FIRST QUARTER 2023 HIGHLIGHTS

●	Reported net income of $53.8 million, or $0.71 per basic share

●	Reported Adjusted EBITDA of $34.9 million

●	Continued safe operation of Mobile Refinery with first quarter 2023 operational results in-line with prior guidance for throughput and capture rate, at 71,328 bpd and 51%, respectively

●	Renewable diesel conversion project achieved mechanical completion on March 31, 2023 on schedule, and on budget

●	Renewable diesel production startup delayed following failure in feedstock pumping system

●	Total cash and cash equivalents of $95.1 million including restricted cash of $8.4 million as of March 31, 2023

Vertex reported first quarter 2023 net income of $53.8 million, or $0.71 per basic share, versus a net loss attributable to common shareholders of $4.9 million, or $0.08 loss per basic share for the first quarter 2022. Adjusted EBITDA (see “Non-GAAP Financial Measures”, below) was $34.9 million for the first quarter 2023 compared to Adjusted EBITDA of $13.0 million in the prior-year period. Financial results for the first quarter 2023 include an after-tax, $48.9 million gain on the sale of the Company’s Heartland assets during the quarter. Schedules reconciling the Company’s GAAP and non-GAAP financial results, including Adjusted EBITDA are included later in this release (see also “Non-GAAP Financial Measures”, below).

MANAGEMENT COMMENTARY

“During the first quarter, we reached an important milestone in the evolution of the Company’s strategic objectives by successfully reaching mechanical completion of our renewable diesel (RD) conversion project both on-time, and budget,” stated Benjamin P. Cowart, President and CEO of Vertex, who continued, “Our first quarter financial results reflect continued smooth, safe operations at the facility, despite the added complexity of concurrent construction activities on the RD project, an achievement I am particularly proud of. Regretfully, we are experiencing a delay in our renewable diesel startup sequence due to a failure in our feedstock pumping system. However, our team is focused on addressing known issues, minimizing impacts, and resuming startup sequencing following repair and reinstallation operations. I have faith in our team’s ability to resolve the issue with minimal delay.”

SEGMENT PERFORMANCE (Inclusive of Discontinued Operations)

MOBILE REFINERY OPERATIONS

The Mobile Refinery operations generated $103.8 million of fuel gross margin (a non-GAAP measure) or $16.17 per barrel during the first quarter 2023, its fourth quarter of operations since being acquired by Vertex. Adjusting for the impact of $2.51 of Renewable Identification Number (RIN) expense per barrel, adjusted fuel gross margin at Mobile was $87.7 million, or $13.66 per barrel.

Total throughput at the Mobile Refinery was 71,328 barrels per day in the first quarter, resulting in 95% utilization for the stated operable capacity of approximately 75,000 barrels per day. Total production of finished high-value light products, such as gasoline, diesel and jet fuel, represented approximately 62% of the total production in the first quarter, vs. 74% in the fourth quarter 2022. The shift in product yields to a lower cut of finished refined products reflects the reconfiguration of the facility to accommodate the production of renewable diesel fuel.

The benchmark 2-1-1 Gulf Coast crack spread was $31.59 in the first quarter 2023, an increase of 48% versus the first quarter 2022, supported by reduced inventories for refined fuels, a constrained global refining complex and continued strength in demand for conventional refined products. On a gross margin per barrel basis, excluding non-fuel costs, the Mobile Refinery captured $16.17 per barrel or 51% of the Gulf Coast 2-1-1 crack spread, in-line with prior expectations. Adjusting for the per barrel RIN expense, adjusted fuel gross margin per barrel was $13.66 or 43% of the Gulf Coast 2-1-1 crack spread.

The following table presents the summary financial and operating results from the Mobile Refinery:

				Prior
	1Q23	4Q22	%Q/Q	Guidance

Total Throughput (bpd)	71,328	77,964	(9%)	70,500
Total Production (MMbbl)	6.24	7.13	(12%)	6.35
Facility Capacity Utilization	95%	104%	-	-

Direct Opex Per Barrel ($/bbl)	$3.84	$3.98	(4%)	$3.93

Gross Profit ($/MM)	65.5	89.9	(27%)	-
Fuel Gross Margin ($/MM)	103.8	147.1	(29%)	-
RIN Expense	16.1	28.4	(43%)	-
Adjusted Fuel Gross Margin ($/MM)	87.7	118.7	(26%)	-

Fuel Gross Margin Per Barrel ($/bbl)	$16.17	$20.50	(21%)	-
RIN Expense Per Barrel	$2.51	$3.96	(37%)	-
Adjusted Fuel Gross Margin ($/bbl)	$13.66	$16.54	(17%)	-

Gulf Coast 2-1-1 Crack Spread ($/bbl)	$31.59	$33.84	(7%)	-
Capture Rate	51%	61%	-	52%
Adjusted Capture Rate	43%	49%	(12%)	-

Production Yield
Gasoline (bpd)	15,723	20,840	(25%)	-
% Production	23%	27%	-	-
ULSD (bpd)	14,720	24,489	(40%)	-
% Production	21%	32%	-	-
Jet (bpd)	12,789	12,196	5%	-
% Production	18%	16%	-	-
Other	26,119	19,956	31%	-
% Production	38%	26%	-	-
Total Production (bpd)	69,351	77,481	-	-
Total Production (MMbbl)	6.24	7.13	-	-

SEGMENT PERFORMANCE

Black Oil & Recovery Segment

During the 2023 first quarter, the Company’s Marrero (Louisiana) refinery operated at 91% of total utilization. During the first quarter 2023, Vertex sold its Heartland used motor oil collection and recycling business to a wholly-owned subsidiary of GFL Environmental, Inc. (“GFL”), for total cash consideration of $90 million. The transaction was completed pursuant to the entry into a sale and purchase agreement which closed at the time of signing, on February 1, 2023.

Under the terms of the transaction, GFL acquired Vertex’s 20 million gallon per year Heartland used motor oil (UMO) refinery in Ohio and the associated Heartland UMO collections business.

Renewable Diesel Conversion Project Update

Renewable diesel conversion project completed on time and budget. Vertex’s previously disclosed capital project designed to modify the Mobile, Alabama Refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis reached mechanical completion on March 31, 2023. Management recently held a ribbon-cutting and commissioning ceremony on April 28, 2023.

Startup of renewable diesel facility delayed due to failure in feedstock pumping system. Following the ribbon-cutting ceremony held on April 28, 2023, Vertex transitioned from commissioning to start-up sequencing of its renewable diesel facility. During this start-up process, the facility’s feedstock pumping system suffered a critical equipment failure. This failure is isolated to the feed system with no known impacts to the renewable diesel hydrocracker or conventional refining capabilities. Management has confirmed the availability of the necessary parts for repair of the equipment and anticipates that completion of a full diagnosis, repair, and reinstallation of the equipment will occur within the second half of May 2023, followed by plans to resume startup activities.

Balance Sheet and Liquidity Update

As of March 31, 2023, Vertex had total debt outstanding of $377.2 million (not including the unamortized discount and deferred financing costs of $77.6 million) including lease obligations of $129.9 million. The Company had total cash and equivalents of $95.1 million including $8.4 million of restricted cash on the balance sheet as of March 31, 2023, for a net debt position of $282.1 million. The ratio of net debt to trailing twelve month Adjusted EBITDA was 1.5x as of March 31, 2023.

Management Outlook

All guidance presented below is current as of the time of this release and is subject to change. All prior financial guidance should no longer be relied upon.

Second Quarter 2023 Financial and Operating Outlook:

	2Q 2023
Projections:	Low	High
Mobile Refinery Conventional Throughput Volume (Mbpd)	68	72
Capacity Utilization	91%	96%

Direct Operating Expense ($/bbl)	$3.80	$4.00
Capture Rate (GC 2-1-1 Crack Spread) (%)	50%	54%
Capital Expenditures ($/MM)	$30	$35

Commodity Price Risk Management Strategy

Vertex may, at times, utilize derivative instruments to manage exposure to fluctuations in various commodity prices, including refined fuel products sold, natural gas used in the refining process, as well as feedstocks and refined products held in inventory. Management sets and implements hedging policies in order to improve visibility on cost inputs, sales prices, and resulting cash flow generation for the purpose of planning and budgeting of the business.

The company currently has no substantial outstanding crack spread derivative hedge positions as of May 9, 2023, and as such, continues to remain exposed to prevailing market spreads and conditions the foreseeable future.

CONFERENCE CALL AND WEBCAST DETAILS

A conference call will be held today, May 9, 2023 at 8:30 A.M. Eastern Time to review the Company’s financial results, discuss recent events and conduct a question-and-answer session. An audio webcast of the conference call and accompanying presentation materials will also be available in the “Events and Presentation” section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, visit the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic: 1-888-886-7786
International: 1-416-764-8658

To listen to a replay of the teleconference, which will be available through May 15, 2023, either go to the Events and Presentation section of Vertex’s website at www.vertexenergy.com, or call the number below:

Domestic Replay: 1-844-512-2921
International: 1-412-317-6671

Access ID: 11072292

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR), is an energy transition company focused on the production and distribution of conventional and alternative fuels. Vertex owns a refinery in Mobile (AL) with an operable refining capacity of 75,000 barrels per day and more than 3.2 million barrels of product storage, positioning it as a leading supplier of fuels in the region. Vertex is also one of the largest processors of used motor oil and co-products in the U.S. Gulf Coast. Vertex also owns a facility, Myrtle Grove, located on a 41-acre industrial complex, with hydroprocessing and plant infrastructure along the Gulf Coast in Belle Chasse, LA, that presents high yield, low CAPEX opportunity for future Energy Transition projects.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s projected Outlook for the second quarter of 2023, as discussed above; the timing and outcome of the resumed start up of the renewable diesel unit at the Company’s Mobile Refinery (the “Mobile Refinery”); the Company’s ability to raise sufficient capital to complete future capital projects and the terms of such funding, to the extent necessary; the timing of planned capital projects at the Mobile Refinery and the outcome of such projects; the future production of the Mobile Refinery; estimated and actual production and costs associated with the renewable diesel capital project, estimated revenues over the course of the agreement with Idemitsu, anticipated and unforeseen events which could reduce future production at the refinery or delay planned capital projects, changes in commodity and credits values, and certain early termination rights associated with the Idemitsu agreement and conditions precedent to such agreement; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by such conversions; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; risks associated with the ability of Vertex to complete current plans for expansion and growth, and planned capital projects; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation; our ability to maintain our relationships with our partners; the impact of competitive services and products; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, increases in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of our operations and products; disruptions in the infrastructure that we and our partners rely on; interruptions at our facilities; unexpected and expected changes in our anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto, inflation, recessions or other reasons, including declines in economic activity or global conflicts; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, and our ability to acquire third-party feedstocks on commercially reasonable terms; expected and unexpected downtime at our facilities; anti-dilutive rights associated with our outstanding securities; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, our facilities and those operated by third parties; risks relating to our hedging activities; and risks relating to planned and future divestitures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROJECTIONS

The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

NON-GAAP FINANCIAL MEASURES

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this news release we also present EBITDA, Adjusted EBITDA, Adjusted Gross Margin, Fuel Gross Margin, Adjusted Gross Margin Per Throughput Barrel and Fuel Gross Margin Per Throughput Barrel (collectively, the “Non-GAAP Financial Measures”) The Non-GAAP Financial Measures are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with GAAP. EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA represents net income (loss) from operations (including discontinued operations), plus depreciation and amortization, less income tax benefit and plus interest expense, plus unrealized (gain) loss on hedging activities, plus (gain) loss on hedge roll (backwardation), plus acquisition costs, plus environmental clean-up reserve, plus (gain) on sale of assets, plus (gain) on inventory valuation adjustments, plus (gain) loss on derivative warrant liability, plus stock compensation expense, plus impairment loss plus other income (expense). Adjusted Gross Margin is gross profit (loss) plus unrealized gain or losses on hedging activities and inventory valuation adjustments. Fuel Gross Margin is gross profit (loss) plus operating expenses and depreciation attributable to cost of revenues and other non-fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, Renewable Fuel Standard (RFS) costs (mainly related to Renewable Identification Numbers (RINs)), inventory valuation adjustments, fuel financing costs and other revenues and cost of sales items. Fuel Gross Margin Per Barrel of Throughput is calculated as fuel gross margin divided by total throughput barrels for the period presented. Adjusted Gross Margin Per Barrel Throughput is calculated as adjusted gross margin divided by total throughput barrels for the period presented.

The Non-GAAP Financial Measures are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. The Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use the Non-GAAP Financial Measures as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. The Non-GAAP Financial Measures are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: the Non-GAAP Financial Measures do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; the Non-GAAP Financial Measures do not reflect changes in, or cash requirements for, working capital needs; the Non-GAAP Financial Measures do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, the Non-GAAP Financial Measures do not reflect any cash requirements for such replacements; the Non-GAAP Financial Measures represent only a portion of our total operating results; and other companies in this industry may calculate the Non-GAAP Financial Measures differently than we do, limiting their usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the sections titled “Unaudited Reconciliation of Gross Profit From Continued and Discontinued Operations to Adjusted Gross Margin, Adjusted Gross Margin Per Throughput Barrel, Fuel Gross Margin and Fuel Gross Margin Per Throughput Barrel” at the end of this release.

CONTACT:

IR@vertexenergy.com

203-682-8284

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

(UNAUDITED)

	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$86,689	$141,258
Restricted cash	8,429	4,929
Accounts receivable, net	57,908	34,548
Inventory	188,026	135,473
Derivative commodity asset	14	—
Prepaid expenses and other current assets	52,504	36,660
Assets held for sale, current	—	20,560
Total current assets	393,570	373,428

Fixed assets, net	272,310	201,749
Finance lease right-of-use assets	58,319	44,081
Operating lease right-of use assets	68,635	53,557
Intangible assets, net	10,768	11,827
Deferred taxes assets	—	2,498
Other assets	2,335	2,245
TOTAL ASSETS	$805,937	$689,385

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$32,001	$20,997
Accrued expenses	104,196	81,711
Finance lease liability-current	1,916	1,363
Operating lease liability-current	13,137	9,012
Current portion of long-term debt, net	9,609	13,911
Obligations under inventory financing agreements, net	106,905	117,939
Derivative commodity liability	—	242
Liabilities held for sale, current	—	3,424
Total current liabilities	267,764	248,599

Long-term debt, net	161,470	170,010
Finance lease liability-long-term	59,325	45,164
Operating lease liability-long-term	55,498	44,545
Deferred tax liabilities	16,261	—
Derivative warrant liability	23,455	14,270
Other liabilities	1,377	1,377
Total liabilities	585,150	523,965

COMMITMENTS AND CONTINGENCIES (Note 4)	—	—

EQUITY

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 75,834,826 and 75,668,826 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively.	76	76
Additional paid-in capital	280,126	279,552
Accumulated deficit	(62,030)	(115,893)
Total Vertex Energy, Inc. shareholders’ equity	218,172	163,735
Non-controlling interest	2,615	1,685
Total equity	220,787	165,420
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$805,937	$689,385

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Revenues	$691,142	$74,537
Cost of revenues (exclusive of depreciation and amortization shown separately below)	619,352	60,990
Depreciation and amortization attributable to costs of revenues	4,337	1,027
Gross profit	67,453	12,520

Operating expenses:
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately below)	41,942	12,149
Depreciation and amortization attributable to operating expenses	1,016	409
Total operating expenses	42,958	12,558
Income (loss) from operations	24,495	(38)
Other income (expense):
Other income	1,653	472
Loss on change in value of derivative warrant liability	(9,185)	(3,579)
Interest expense	(12,477)	(4,221)
Total other expense	(20,009)	(7,328)
Income (loss) from continuing operations before income tax	4,486	(7,366)
Income tax benefit (expense)	(1,013)	—
Income (loss) from continuing operations	3,473	(7,366)
Income from discontinued operations, net of tax (see note 23)	50,340	6,557
Net income (loss)	53,813	(809)
Net loss attributable to non-controlling interest and redeemable non-controlling interest from continuing operations	(50)	(68)
Net income attributable to non-controlling interest and redeemable non-controlling interest from discontinued operations	—	3,807
Net income (loss) attributable to Vertex Energy, Inc.	53,863	(4,548)

Accretion of redeemable noncontrolling interest to redemption value from continued operations	—	(421)

Net income (loss) attributable to common shareholders from continuing operations	3,523	(7,719)
Net income attributable to common shareholders from discontinued operations, net of tax	50,340	2,750
Net income (loss) attributable to common shareholders	$53,863	$(4,969)

Basic income (loss) per common share
Continuing operations	$0.05	$(0.12)
Discontinued operations, net of tax	0.66	0.04
Basic income (loss) per common share	$0.71	$(0.08)

Diluted income (loss) per common share
Continuing operations	$0.04	$(0.12)
Discontinued operations, net of tax	0.64	0.04
Diluted income (loss) per common share	$0.68	$(0.08)

Shares used in computing earnings per share
Basic	75,689	63,372
Diluted	78,996	63,372

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY

(in thousands, except par value)

(UNAUDITED)

Three Months Ended March 31, 2023
	Common Stock		Series A Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2023	75,670	$76	—	$—	$279,552	$(115,893)	$1,685	$165,420
Exercise of options	166	—	—	—	209	—	—	209
Stock based compensation expense	—	—	—	—	365	—	—	365
Non controlling shareholder contribution	—	—	—	—	—	—	980	980
Net income (loss)	—	—	—	—	—	53,863	(50)	53,813
Balance on March 31, 2023	75,836	$76	—	$—	$280,126	$(62,030)	$2,615	$220,787

Three Months Ended March 31, 2022
	Common Stock		Series A Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2022	63,288	$63	386	$—	$138,620	$(110,614)	$1,997	$30,066
Exercise of options	60	—	—	—	76	—	—	76
Exercise of warrants	1,113	1	—	—	(1)	—	—	—
Stock based compensation expense	—	—	—	—	250	—	—	250
Conversion of Series A Preferred stock to common	5	—	(5)	—	—	—	—	—
Equity component of the convertible note issuance, net	—	—	—	—	78,789	—	—	78,789
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	(422)	—	(422)
Net income (loss)	—	—	—	—	—	(4,548)	3,739	(809)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	(3,769)	(3,769)
Balance on March 31, 2022	64,466	$64	381	$—	$217,734	$(115,584)	$1,967	$104,181

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

	Three Months Ended
	March 31, 2023	March 31, 2022
Cash flows from operating activities
Net income (loss)	$53,813	$(809)
Income from discontinued operations, net of tax	50,340	6,557
Income (loss) from continuing operations	3,473	(7,366)
Adjustments to reconcile net loss from continuing operations to cash used in operating activities
Stock based compensation expense	365	250
Depreciation and amortization	5,353	1,436
Deferred income tax expense	1,013	—
(Gain) loss on sale of assets	3	(57)
Increase (decrease) in allowance for bad debt	882	(22)
Increase in fair value of derivative warrant liability	9,185	3,579
(Gain) loss on commodity derivative contracts	(1,516)	3,487
Net cash settlements on commodity derivatives	3,519	(5,497)
Amortization of debt discount and deferred costs	4,572	1,771
Changes in operating assets and liabilities
Accounts receivable and other receivables	(26,291)	(4,045)
Inventory	(52,553)	(11,096)
Prepaid expenses and other current assets	(18,103)	(722)
Accounts payable	11,005	11,224
Accrued expenses	22,486	(304)
Other assets	(44)	(1,301)
Net cash used in operating activities from continuing operations	(36,651)	(8,663)
Cash flows from investing activities
Investment in Mobile Refinery assets	—	(6,427)
Purchase of fixed assets	(73,936)	(388)
Proceeds from sale of discontinued operation	87,238	—
Proceeds from sale of fixed assets	—	132
Net cash provided by (used in) investing activities from continuing operations	13,302	(6,683)
Cash flows from financing activities
Payments on finance leases	(310)	(98)
Proceeds from exercise of options and warrants to common stock	209	77
Contributions received from noncontrolling interest	980	—
Net change on inventory financing agreements	(11,284)	—
Payments on note payable	(17,165)	(1,376)
Net cash used in financing activities from continuing operations	(27,570)	(1,397)

Discontinued operations:
Net cash provided by (used in) operating activities	(150)	4,672
Net cash used in investing activities	—	(9)
Net cash provided by (used in) discontinued operations	(150)	4,663

Net decrease in cash, cash equivalents and restricted cash	(51,069)	(12,080)
Cash, cash equivalents, and restricted cash at beginning of the period	146,187	136,627
Cash, cash equivalents, and restricted cash at end of period	$95,118	$124,547

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

(Continued)

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets to the same amounts shown in the consolidated statements of cash flows (in thousands).

	Three Months Ended
	March 31, 2023	March 31, 2022
Cash and cash equivalents	$86,689	$24,050
Restricted cash	8,429	100,497
Cash and cash equivalents and restricted cash as shown in the consolidated statements of cash flows	$95,118	$124,547

SUPPLEMENTAL INFORMATION
Cash paid for interest	$10,124	$15
Cash paid for taxes	$—	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Equity component of the convertible note issuance	$—	$78,789
ROU assets obtained from new finance leases	$15,024	$—
ROU assets obtained from new operating leases	$15,078	$—
Accretion of redeemable noncontrolling interest to redemption value	$—	$421

Unaudited segment information for the three months ended March 31, 2023 and 2022 is as follows (in thousands):

THREE MONTHS ENDED MARCH 31, 2023
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$472,552	$29,423	$(878)	$501,097
Re-refined products	184,843	3,694	(2,012)	186,525
Services	1,933	1,587	—	3,520
Total revenues	659,328	34,704	(2,890)	691,142
Cost of revenues (exclusive of depreciation and amortization shown separately below)	589,812	30,418	(878)	619,352
Depreciation and amortization attributable to costs of revenues	3,294	1,043	—	4,337
Gross profit	66,222	3,243	(2,012)	67,453
Selling, general and administrative expenses	26,486	4,799	10,657	41,942
Depreciation and amortization attributable to operating expenses	808	38	170	1,016
Income (loss) from operations	$38,928	$(1,594)	$(12,839)	$24,495

Capital expenditures	$69,908	$4,028	$—	$73,936

THREE MONTHS ENDED MARCH 31, 2022
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$29,457	$34,952	$—	$64,409
Re-refined products	5,262	4,315	—	9,577
Services	—	551	—	551
Total revenues	34,719	39,818	—	74,537
Cost of revenues (exclusive of depreciation and amortization shown separately below)	33,086	27,904	—	60,990
Depreciation and amortization attributable to costs of revenues	123	904	—	1,027
Gross profit	1,510	11,010	—	12,520
Selling, general and administrative expenses	1,125	4,123	6,901	12,149
Depreciation and amortization attributable to operating expenses	105	58	246	409
Income (loss) from operations	$280	$6,829	$(7,147)	$(38)

Capital expenditures	$—	$388	$—	$388

The following summarized unaudited financial information has been segregated from continuing operations and reported as Discontinued Operations for the three months ended March 31, 2023, and 2022 (in thousands):

	Three Months Ended March 31,
	2023	2022
Revenues	$7,366	$18,926
Cost of revenues (exclusive of depreciation shown separately below)	4,589	10,183
Depreciation and amortization attributable to costs of revenues	124	391
Gross profit	2,653	8,352
Operating expenses:
Selling, general and administrative expenses (exclusive of depreciation shown separately below)	632	1,718
Depreciation and amortization expense attributable to operating expenses	21	63
Total operating expenses	653	1,781
Income from operations	2,000	6,571
Other income (expense)
Interest expense	—	(14)
Total other expense	—	(14)
Income before income tax	2,000	6,557
Income tax expense	(528)	—
Gain on sale of discontinued operations, net of $17,218 of tax	48,868	—
Income from discontinued operations, net of tax	$50,340	$6,557

Unaudited segment information for the three months ended March 31, 2023 are as follows (in thousands):

Three Months Ended March 31, 2023
In thousands	Total Refining & Marketing	Mobile Refinery	Legacy Refining & Marketing
Gross profit	$66,222	$65,470	$752
Unrealized loss on hedging activities	$(637)	$(570)	$(67)
Inventory valuation adjustments	(1,532)	(1,532)	—
Adjusted gross margin	$64,053	$63,368	$685
Variable production costs	21,252	21,252	—
Depreciation and amortization attributable to cost of revenues	3,294	3,144	150
RINs	16,115	16,115	—
Realized loss on hedging activities	(470)	(439)	(31)
Financing costs	2,295	2,295	—
Other revenues	(1,933)	(1,933)	—
Fuel gross margin	$104,606	$103,802	$804
Throughput (bpd)		71,328
Adjusted gross margin per barrel of throughput		$9.87
Fuel gross margin per barrel of throughput		$16.17
Variable production costs per barrel of throughput		$3.31

Twelve Months Ended March 31, 2023
In thousands	Total Refining & Marketing	Mobile Refinery	Legacy Refining & Marketing
Gross profit	$207,945	$206,453	$1,492
Unrealized loss on hedging activities	$(478)	$(480)	$2
Inventory valuation adjustments	36,232	36,232	—
Adjusted gross margin	$243,699	$242,205	$1,494
Variable production costs	82,385	82,385	—
Depreciation and amortization attributable to cost of revenues	12,776	12,209	567
RINs	84,873	84,873	—
Realized loss on hedging activities	84,733	84,799	(66)
Financing costs	4,306	4,306	—
Other revenues	(8,544)	(8,544)	—
Fuel gross margin	$504,228	$502,233	$1,995
Throughput (bpd)		72,351
Adjusted gross margin per barrel of throughput		$9.17
Fuel gross margin per barrel of throughput		$19.02
Variable production costs per barrel of throughput		$3.12

Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations

	Three Months Ended		Twelve Months Ended		Three Months Ended
In thousands	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022	December 31, 2022
Consolidated
EBITDA and Adjusted EBITDA
Net income (loss) including discontinued operations	$53,813	$(809)	$56,619	$(11,435)	$44,418
Depreciation and amortization	5,498	1,890	22,527	7,599	5,761
Income tax expense (benefit)	18,759	—	16,270	—	(2,489)
Interest expense	12,477	4,235	88,193	7,891	14,956
EBITDA	$90,547	$5,316	$183,609	$4,055	$62,646
Unrealized (gain)loss hedging activities	(255)	(268)	(133)	(23)	978
Inventory valuation adjustments	(1,532)	—	49,234	—	9,614
(Gain) Loss sale of assets	(67,741)	(415)	(67,326)	—
(Gain) Loss on derivative warrant liability	9,185	3,579	(2,215)	17,484	(33)
Stock compensation expense	365	250	1,689	962	622
Acquisition costs	4,308	4,560	16,275	11,383	—
Environmental clean-up reserve	—	—	1,428	—	—
Impairtment loss	—		—	2,124	—
Other	—	—	280	(4,637)	1,339
Adjusted EBITDA	$34,877	$13,022	$182,842	$31,348	$75,166

	Three Months Ended March 31, 2023
In thousands	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Consolidated
EBITDA and Adjusted EBITDA
Net income (loss) including discontinued operations	$36,177	$(1,125)	$35,052	$2,004	$16,757	$53,813
Depreciation and amortization	3,880	222	4,102	1,226	170	5,498
Income tax expense (benefit)	—	—	—	—	18,759	18,759
Interest expense	3,876	—	3,876	57	8,544	12,477
EBITDA	$43,933	$(903)	$43,030	$3,287	$44,230	$90,547
Unrealized (gain)loss hedging activities	(570)	(67)	(637)	382	—	(255)
Inventory valuation adjustments	(1,532)	—	(1,532)	—	—	(1,532)
(Gain) Loss sale of assets	—	—	—	(1,655)	(66,086)	(67,741)
(Gain) Loss on derivative warrant liability	—	—	—	—	9,185	9,185
Stock compensation expense	—	—	—	—	365	365
Acquisition costs	—	—	—	—	4,308	4,308
Adjusted EBITDA	$41,831	$(970)	$40,861	$2,014	$(7,998)	$34,877

	Three Months Ended March 31, 2022
In thousands	Mobile Refinery [1]	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Consolidated
EBITDA and Adjusted EBITDA
Net income (loss) including discontinued operations	$—	$280	$280	$13,815	$(14,904)	$(809)
Depreciation and amortization	—	228	228	1,416	246	1,890
Income tax expense (benefit)	—	—	—	0	—	—
Interest expense	—	—	—	0	4,235	4,235
EBITDA	$—	$508	$508	$15,231	$(10,423)	$5,316
Unrealized (gain)loss hedging activities	—	—	—	(268)	—	(268)
Inventory valuation adjustments	—	—	—	—	—	—
(Gain) Loss sale of assets	—	—	—	(415)	—	(415)
(Gain) Loss on derivative warrant liability	—	—	—	—	3,579	3,579
Stock compensation expense	—	—	—	—	250	250
Acquisition costs	—	—	—	—	4,560	4,560
Adjusted EBITDA	$—	$508	$508	$14,548	$(2,034)	$13,022

1. The Mobile Refinery was acquired on April 1, 2022.

	Twelve Months Ended March 31, 2023
In thousands	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Consolidated
EBITDA and Adjusted EBITDA
Net income (loss) including discontinued operations	$87,424	$(5,413)	$82,011	$4,949	$(30,341)	$56,619
Depreciation and amortization	15,153	920	16,073	5,630	824	22,527
Income tax expense (benefit)	—	—	—	—	16,270	16,270
Interest expense	14,290	—	14,290	(10)	73,913	88,193
EBITDA	$116,867	$(4,493)	$112,374	$10,569	$60,666	$183,609
Unrealized (gain)loss hedging activities	(480)	2	(478)	345	—	(133)
Inventory valuation adjustments	36,232	—	36,232	13,002	—	49,234
(Gain) Loss sale of assets	—	—	—	(1,240)	(66,086)	(67,326)
(Gain) Loss on derivative warrant liability	—	—	—	—	(2,215)	(2,215)
Stock compensation expense	—	—	—	—	1,689	1,689
Acquisition costs	11,967	—	11,967	4,560	(252)	16,275
Environmental clean-up reserve	1,428	—	1,428	—	—	1,428
Other	13,282	—	13,282	(13,222)	220	280
Adjusted EBITDA	$179,296	$(4,491)	$174,805	$14,014	$(5,978)	$182,841

	Twelve Months Ended March 31, 2022
In thousands	Mobile Refinery [1]	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Consolidated
EBITDA and Adjusted EBITDA
Net income (loss) including discontinued operations	$—	$(410)	$(410)	$29,128	$(40,153)	$(11,435)
Depreciation and amortization	—	937	937	5,658	1,005	7,599
Income tax expense (benefit)	—	—	—	—	—	—
Interest expense	—	—	—	59	7,832	7,891
EBITDA	$—	$527	$527	$34,845	$(31,316)	$4,055
Unrealized (gain)loss hedging activities	—	—	—	(23)	—	(23)
Inventory valuation adjustments	—	—	—	—	—	—
(Gain) Loss sale of assets	—	—	—	—	—	—
(Gain) Loss on derivative warrant liability	—	—	—	—	17,484	17,484
Stock compensation expense	—	—	—	—	962	962
Acquisition costs	—	—	—	—	11,383	11,383
Environmental clean-up reserve	—	—	—	—	—	—
Impairtment loss	—	—	—	—	2,124	2,124
Other	—	—	—	—	(4,637)	(4,637)
Adjusted EBITDA	$—	$527	$527	$34,822	$(4,000)	$31,348

1. The Mobile Refinery was acquired on April 1, 2022.

In thousands	As of
	March 31, 2023	December 31, 2022
Consolidated
Long-Term Debt:
Senior Convertible Note	$95,178	$95,178
Term Loan 2025	152,138	165,000
Finance lease liability long-term	59,325	45,164
Finance lease liability short-term	1,916	1,363
Operating lease liability long-term	55,498	44,545
Operating lease liability short-term	13,137	9,012
Long-Term Debt and Lease Obligations	$377,192	$360,262
Unamortized discount and deferred financing costs	(77,596)	(81,918)
Insurance premiums financed	1,359	5,661
Long-Term Debt and Lease Obligations per Balance Sheet	$300,955	$284,005
Cash and Cash Equivalents	(86,689)	(141,248)
Restricted Cash	(8,429)	(4,929)
Total Cash and Cash Equivalents	$(95,118)	$(146,177)
Net Long-Term Debt	$282,074	$214,085